Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF ANTERO RESOURCES FINANCE CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual report on Form 10-K of Antero Resources Finance Corporation for the year ended December 31, 2010, I, Glen C. Warren, Jr., Chief Financial Officer of Antero Resources Finance Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       This Annual Report on Form 10-K for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in this Annual Report on Form 10-K for the year ended December 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources LLC for the periods presented therein.

Date: March 30, 2011

/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer